EXHIBIT 10.9 (m)

                           LOAN SATISFACTION AGREEMENT


         Pursuant to the terms of that certain Subscription Agreement dated November 4, 2002, the undersigned as the assignee (the "Holder") of $152,084 of obligations due from I. T. Technology, Inc. (the "Obligor") pursuant to that certain Loan Agreement dated November 8, 2000 (the "Loan") has agreed that, in full satisfaction of all amounts due and owing by the Obligor to the Holder under the Loan or $152,084 (USD), as of the date hereof, to accept 1,520,840 restricted shares of the Obligor's $ .0002 (USD) par value per share common stock (the "Shares") (the "Exchange").

         In connection with the Exchange, Holder acknowledges receipt of the certificates representing the Shares and Obligor acknowledges full satisfaction of all amounts due pursuant to the Loan.

                                                  COHERO GROUP, INC..

                                                  By: /s/ Mendel Mochkin
                                                  Name: Mendel Mochkin
                                                  Its:  Managing Director

                                                  I. T. TECHNOLOGY, INC.

                                                  By: /s/ Yam-Hin Tan
                                                  Name: Yam-Hin Tan
                                                  Its:  Chief Financial Officer